UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2013, the Board of Directors of Invesco Ltd. appointed G. Richard (“Rick”) Wagoner, Jr., age 60, as a new director, with a term commencing October 7, 2013. Mr. Wagoner served as chairman and chief executive officer of General Motors Corporation (“GM”) from May 2003 through March 2009, and had been president and chief executive officer since June 2000. Prior positions held at GM during his 32-year career with that company include executive vice president and president of North American operations, executive vice president, chief financial officer and head of worldwide purchasing, and president and managing director of General Motors do Brasil. On June 1, 2009, GM and its affiliates filed voluntary petitions in the United States Bankruptcy Court for the Southern District of New York, seeking relief under Chapter 11 of the U.S. Bankruptcy Code. Mr. Wagoner was not an executive officer or director of GM at the time of that filing. Mr. Wagoner is a member of the board of directors of The Washington Post Company and several privately-held companies. In addition, he is a member of the advisory boards of AEA Investors and Jefferies Investment Banking and Capital Markets Group, and he advises a number of start-up and early-stage ventures. Mr. Wagoner is chair of the board of trustees of Duke University and a member of Duke’s Fuqua School of Business Advisory Board. He is a member of the mayor of Shanghai, China’s International Business Leaders Advisory Council. Mr. Wagoner received his B.A. from Duke University and his M.B.A. from Harvard University.

In addition to being appointed to the Board, Mr. Wagoner has been appointed to the Audit Committee, the Compensation Committee and the Nomination and Corporate Governance Committee.

Mr. Wagoner will participate in the standard fee arrangements for non-executive directors, which are described in the company’s Proxy Statement for the 2013 Annual General Meeting of Shareholders under the caption “Director Compensation,” filed with the Securities and Exchange Commission on April 1, 2013.

A copy of the press release issued by the company in connection with the above is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated May 20, 2013, issued by Invesco Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Kevin M. Carome
Kevin M. Carome
Senior Managing Director and General Counsel

Date: May 20, 2013

Exhibit Index

Exhibit No.	Description
99.1	Press Release, dated May 20, 2013, issued by Invesco Ltd.